Exhibit 99.1

Simpson Manufacturing Co., Inc. Announces Declaration of Cash Dividend

          PLEASANTON, Calif., July 31 /PRNewswire-FirstCall/ -- Simpson Manufacturing Co., Inc. announced today that its Board of Directors declared a cash dividend of $0.08 per share at its meeting on July 28, 2006. The record date for the dividend is October 5, 2006, and it will be paid on October 26, 2006.

          Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood-to-wood, wood-to-concrete and wood-to- masonry connectors, fastening systems and pre-fabricated shearwalls. Simpson Strong-Tie also offers a full line of adhesives, mechanical anchors and powder actuated tools for concrete, masonry and steel. The Company’s other subsidiary, Simpson Dura-Vent Company, Inc., designs, engineers and manufactures venting systems for gas and wood burning appliances. The Company’s common stock trades on the New York Stock Exchange under the symbol “SSD.”

          For further information, contact Barclay Simpson at (925) 560-9032.

SOURCE  Simpson Manufacturing Co., Inc.
          -0-                                        07/31/2006
          /CONTACT:  Barclay Simpson of Simpson Manufacturing Co., Inc., +1-925-560-9032/
          /Web site:  http://www.strongtie.com/
           (SSD)